Exhibit 23.3



                          CONSENT OF FINANCIAL ADVISORS


April 4, 2000


Board of Directors
Chaparral Resources, Inc.
16945 Northchase
Suite 1620
Houston, TX 77060


As agreed to in our retainer agreement dated July 27, 1999, we consent to the incorporation of our fairness opinion dated March 17, 2000 in the Registration Statement on Form S-3 and related Prospectus of Chaparral Resources, Inc. for the registration of 5,300,000 shares of its common stock.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.